                                                       Registration No. ________

    As filed with the Securities and Exchange Commission on February 14, 2003


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          STRATTEC SECURITY CORPORATION
             (Exact name of registrant as specified in its charter)

                WISCONSIN                                      39-1804239
     (State or Other Jurisdiction of                        (I.R.S. Employer
      Incorporation or Organization)                       Identification No.)


        3333 West Good Hope Road
          Milwaukee, Wisconsin                                   53209
(Address of principal executive offices)                       (ZIP Code)

                            -------------------------

                          STRATTEC SECURITY CORPORATION
                              STOCK INCENTIVE PLAN
                            (Full title of the plan)

                            -------------------------

                                                         Copy to:
           PATRICK J. HANSEN                        JAMES M. BEDORE, ESQ.
    Vice President, Chief Financial           Reinhart Boerner Van Deuren s.c.
   Officer, Treasurer and Secretary          1000 North Water Street, Suite 2100
     STRATTEC SECURITY CORPORATION               Milwaukee, Wisconsin 53202
       3333 West Good Hope Road
      Milwaukee, Wisconsin 53209
(Name and address of agent for service)



                                  414-247-3333
          (Telephone number, including area code, of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                                       Proposed
                                                  Proposed              Maximum
 Title of Securities                               Maximum             Aggregate            Amount of
        to be              Amount to be        Offering Price          Offering           Registration
      Registered            Registered            Per Share            Price (1)               Fee
      ----------            ----------            ---------            ---------               ---
    Common Stock,
    $.01 par value        400,000 shares       $48.56 (1)(2)         $19,424,000             $1,787

========================================================================================================

(1) For the purpose of computing the registration fee, STRATTEC SECURITY CORPORATION (the "Registrant") has used $48.56 as the average of the high and low prices of the Common Stock as reported on February 12, 2003 on the Nasdaq National Market for the offering price per share, in accordance with Rule 457(h).

(2) The actual offering price will be determined in accordance with the terms of the Plan.

                                EXPLANATORY NOTE


         On May 30, 2002, the Registrant announced that it had dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent public accountants. After reasonable efforts, the Registrant has been unable to obtain the consent of Arthur Andersen to the incorporation into this registration statement of their report with respect to the consolidated financial statements of the Registrant, which appeared in its Annual Report on Form 10-K for the year ended June 30, 2002. Under these circumstances, Rule 437a under the Securities Act permits this registration statement to be filed without a written consent from Arthur Andersen. The absence of such consent may limit your recovery on certain claims. In particular, and without limitation, you will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statement of a material fact contained in the Registrant's consolidated financial statements for the years ended July 1, 2001 and July 2, 2000 or any omissions to state a material fact required to be stated therein. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from Arthur Andersen's provision of auditing and other services to the Registrant) may be limited as a practical matter due to recent events involving Arthur Andersen.


                      PART II - INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

         This Registration Statement has been filed to register additional shares of the Registrant's common stock made available under the STRATTEC SECURITY CORPORATION Stock Incentive Plan by reason of an amendment thereto approved by the shareholders of the Registrant. Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statements on Form S-8 (Registration Nos. 333-4300 and 333-31002) effective April 29, 1996 and February 24, 2000 are incorporated by reference and made a part hereof.

Item 8. Exhibits.

         4.1      Amended and Restated Articles of Incorporation of the
                  Registrant.
         4.2      By-Laws of the Registrant.
         4.3      Rights Agreement, dated as of February 6, 1995, between the
                  Registrant and Firstar Trust Company, as Rights Agent, which includes the Form of Right Certificate as Exhibit A and the
                  Summary of Rights to Purchase Common Shares as Exhibit B.
         5        Opinion of Reinhart Boerner Van Deuren s.c. as to the legality of the stock being registered.
         23.1     Consent of Deloitte & Touche LLP.
         23.2     Consent of Reinhart Boerner Van Deuren s.c. (included in
                  Exhibit 5).
         24       Power of Attorney.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on February 11, 2003.

                                       STRATTEC SECURITY CORPORATION
                                       (Registrant)

                                       By  /s/ Harold M. Stratton II
                                           -------------------------------------
                                           Harold M. Stratton II
                                           Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Harold M. Stratton II and John
G. Cahill, and each of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting onto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                          TITLE                                           DATE

/s/ Harold M. Stratton II                          Chairman, Chief Executive Officer, and          February 11, 2003
----------------------------------------------     Director (Principal Executive Officer)
             Harold M. Stratton II


/s/ John G. Cahill                                 President, Chief Operating Officer and          February 11, 2003
----------------------------------------------     Director
                 John G. Cahill


/s/ Patrick J. Hansen                              Vice President, Chief Financial Officer,        February 11, 2003
----------------------------------------------     Treasurer and Secretary (Principal Financial
               Patrick J. Hansen                   Officer and Principal Accounting Officer)



/s/ Frank J. Krejci                                Director                                        February 11, 2003
----------------------------------------------
               Frank J. Krejci


/s/ Michael J. Koss                                Director                                        February 11, 2003
----------------------------------------------
               Michael J. Koss


/s/ Robert Feitler                                 Director                                        February 11, 2003
----------------------------------------------
               Robert Feitler

                          STRATTEC SECURITY CORPORATION
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 0-25150)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

    EXHIBIT                                                    INCORPORATED HEREIN                FILED
    NUMBER                  DESCRIPTION                          BY REFERENCE TO                 HEREWITH

4.1              Amended and Restated Articles of    Appendix B to the Registrant's
                 Incorporation of the Registrant     Information Statement annexed to, and
                                                     filed as Exhibit 2.1 to, the
                                                     Registrant's Form 10/A Amendment No. 2
                                                     to Registration Statement dated
                                                     February 6, 1995


4.2              By-Laws of the Registrant           Appendix C to the Registrant's
                                                     Information Statement annexed to, and
                                                     filed as Exhibit 2.1 to, the
                                                     Registrant's Form 10/A Amendment No. 2
                                                     to Registration Statement dated
                                                     February 6, 1995


4.3              Rights Agreement dated as of        Exhibit 4.1 to the Registrant's
                 February 6, 1995, between the       Form 10/A Amendment No. 2 to
                 Registrant and Firstar Trust        Registration Statement dated
                 Company, as Rights Agent, which     February 6, 1995
                 includes the Form of Right
                 Certificate as Exhibit A and the
                 Summary of Rights to Purchase
                 Common Shares as Exhibit B


5                Opinion of Counsel                                                                 X


23.1             Consent of Deloitte & Touche LLP                                                   X


23.2             Consent of Counsel                                                           Contained in
                                                                                              Opinion filed
                                                                                              as Exhibit 5

24               Powers of Attorney                  Signature Page to Registration
                                                     Statement